UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

September 16, 2021

Date of report (Date of earliest event reported)

Bitwise 10 Crypto Index Fund

(Exact name of registrant as specified in its charter)

Delaware	000-56270	82-3002349
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

300 Brannan Street, Suite 201

San Francisco, CA 94107

(Address of Principal Executive Offices) (Zip Code)

(415) 968-1843

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Pursuant to Rule 144, the Bitwise 10 Crypto Index Fund (the “Trust”) has been subject to a minimum one year holding period for the shares purchased from the Trust (“Shares”). Rule 144(d)(1)(i) sets a six-month holding period for securities sold by an issuer that has been subject to the reporting requirements under section 13 or 15(d) of the Exchange Act for a period of at least 90 days. The Trust filed its registration statement on Form 10 on April 23, 2021, and the registration statement became effective on June 22, 2021, making the Trust, as of June 22, 2021, subject to the reporting requirements of Section 13 under the Exchange Act. On September 20, 2021, the applicable holding period for the Shares will change, because the Trust will have been subject to the reporting requirements of Section 13 under the Exchange Act for a period of 90 days. As a result, beginning September 20, 2021, a minimum six-month holding period will apply to all Shares purchased from the Trust, including all shares purchased prior to March 20, 2021, in addition to other restrictions that may be required by Rule 144. As of September 15, 2021, there were 5,584,570 shares freely tradable and unrestricted, and a total of 20,150,428 issued and outstanding. As of March 20, 2021, there were a total of 19,627,242 shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2021

Bitwise Investment Advisers, LLC as Sponsor of Bitwise 10 Crypto Index Fund (BITW)

By:	/s/ Hunter Horsley
Hunter Horsley Chief Executive Officer (Principal Executive Officer)*

*

As the Registrant is a trust, this report is being filed on behalf of the Registrant by Bitwise Investment Advisers, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in his capacity as an authorized officer of Bitwise Investment Advisers, LLC.